Exhibit 99.1

BERKSHIRE HATHAWAY INC.

NEWS RELEASE

FOR IMMEDIATE RELEASE	April 27, 2023

Omaha, NE (BRK.A; BRK.B) –

On December 14, 2007, an indirect subsidiary of Berkshire Hathaway Inc. acquired the equity of Whittaker, Clark & Daniels, Inc., Brilliant National Services, Inc., L.A. Terminals, Inc., and Soco West, Inc. These companies had ceased their operations in 2004 and sold all their operating assets prior to the acquisition, though they continued to face liabilities arising from asbestos, talc and environmental claims. No Berkshire company ever operated, or had any involvement in, the manufacturing and chemical operations that gave rise to the companies’ liabilities, and no Berkshire insurer issued it any insurance in connection with the acquisition. On April 26, 2023, these companies filed voluntary petitions under chapter 11 of bankruptcy code in the United States Bankruptcy Court for the District of New Jersey.

About Berkshire

Berkshire Hathaway and its subsidiaries engage in diverse business activities including insurance and reinsurance, utilities and energy, freight rail transportation, manufacturing, retailing and services. Common stock of the company is listed on the New York Stock Exchange, trading symbols BRK.A and BRK.B.

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Contact

Marc D. Hamburg

402-346-1400